Exhibit 99.5

CONSENT OF PROSPECTIVE OFFICER

I, S. P. Fisher, hereby consent to be named as a prospective officer of SAIC, Inc. in the Registration Statement on Form S-1 of SAIC, Inc., dated September 1, 2005, and any amendments thereto.

/S/ S. P. FISHER
S. P. Fisher

Dated: September 1, 2005